                         Exhibit 21
                         -----------

                        SUBSIDIARIES
                   As of November 27, 1994

                                                     State or Country
Name                                                 of Incorporation
- ----                                                 ----------------

Levi Strauss Associates Inc.                         Delaware
  Brittania Sportswear Ltd.                          California
    Brittsport Limited                               Hong Kong
    Caliman Company Limited*                         Hong Kong

  Levi Strauss & Co.                                 Delaware
    Battery Street Enterprises, Inc.                 Delaware
      Koracorp Industries (Hong Kong) Ltd.*          Hong Kong
      Koracorp Management Company, Inc.*             California
        LS Reconveyance Corporation                  California
      Koratron Company, Inc.*                        California
      MCO, Inc.*                                     Texas
    Jeans Tech, Inc.*                                Ohio
    Levi Strauss (Budapest) Jeanswear Co. Ltd.
     (joint venture)                                 Hungary
    Levi Strauss Employee Purchase Plan, Inc.        Arkansas
    Levi Strauss Eximco (Asia) Pte. Ltd.             Singapore
    Levi Strauss Eximco Chile Limitada               Chile
    Levi Strauss Eximco Columbia                     Columbia
    Levi Strauss Eximco (Ltd.)                       Hongkong
    Levi Strauss Eximco Europe                       Belgium
      Levi Strauss Eximco (Hellas) E.P.E.            Greece
    Levi Strauss Export Sales Corp.                  California
    Levi Strauss Foreign Sales Corporation           Barbados
    Levi Strauss (Geneva) S.A.                       Switzerland
      Levi Strauss (Budapest) Jeanswear Co. Ltd.     Hungary
    Levi Strauss Japan K.K.                          Japan
    Levi's Only Stores, Inc.                         Delaware
    Majestic Insurance International Ltd.            Bermuda
    Miratrix, S.A.                                   Costa Rica
    NF Industries, Inc.                              Nevada
    Vogue Insurance International Ltd.               Bermuda
    Wharf Clothiers, Inc.                            California

Levi Strauss Associates Inc.
  Levi Strauss & Co.
    Levi Strauss International                       California
      Creative Apparel Enterprises, S.A.             Belgium
      Dockers Germany Vertriebs GmbH                 Germany
      The Exact Clothing Company*                    United Kingdom
      Levi Strauss (Asia) Ltd.                       Hong Kong
      Levi Strauss (Australia) Pty. Ltd.             New South Wales
      Levi Strauss Belgium, S.A.                     Belgium
      Levi Strauss & Co. (Canada), Inc.              Canada
      Levi Strauss Chile Limitada                    Chile
      Levi Strauss Continental, S.A.                 Belgium
        Levi Strauss & Co. - Europe, S.A.            Belgium
           Levi Strauss Financial Services, S.A.
            (Belgian Finserv or Finserv S.A.)        Belgium
      Levi Strauss de Espana, S.A.                   Spain
        Confecciones Olvega, S.A.                    Spain
      Levi Strauss (Far East) Ltd.                   Hong Kong
        Levi Strauss do Brasil Industria e
         Comercio Ltda.                              Brazil
      Levi Strauss France, S.A.                      France
      Levi Strauss Germany GmbH                      Germany
      Levi Strauss (Hungary) Ltd.                    Hungary
      Levi Strauss International Finance Company.,
       N.V.                                          Netherlands Antilles
      Levi Strauss Istanbul Konfeksiyon Sanayi ve
       Ticaret A.S.                                  Turkey
      Levi Strauss Italia Srl                        Italy
      Levi Strauss Korea                             Korea
      Levi Strauss Latin America, Inc.               Delaware
      Levi Strauss Latin America, Inc. & C.I.A.
       (Partnership)                                 Brazil
      Levi Strauss (Malaysia) Sdn. Bhd.              Malaysia
      Levi Strauss Mauritius                         Mauritius
      Levi Strauss de Mexico, S.A. de C.V.           Mexico
      Levi Strauss Nederland B. V.                   Netherlands
        Dockers Denmark ApS                          Denmark
        Dockers Europe B.V.                          The Netherlands
           Dockers Italy S.R.L.                      Italy
           Dockers Spain                             Spain
           Dockers Sweden AB                         Sweden
        Dockers France S.A.R.L.                      France
        Dockers Nederland B.V.                       The Netherlands
        Dockers Norway AS                            Norway
        Dockers U.K. Limited                         United Kingdom
        Levi Strauss Hellas, S.A.                    Greece
        Levi Strauss Poland Z.o.o. (=Ltd.)           Poland
        Levi Strauss Prague                          Czech Republic
        Levi Strauss South Africa (Proprietary)
         Limited                                     South Africa
      Levi Strauss (New Zealand) Ltd.                New Zealand
      Levi Strauss Norway A/S                        Norway
        Buksehjornet A/S (joint stock company)       Norway
           Buva A/S                                  Norway
           Buva Ans A/S (Joint Partnership)          Norway
      Levi Strauss Overseas Finance, N.V.            Netherland Antilles
      Levi Strauss del Peru S.A.                     Peru
      Levi Strauss (Philippines) Inc.                Philippines
      Levi Strauss (Philippines) Inc. II             Philippines
      Levi Strauss (Russia) Ltd.                     Russia
      Levi Strauss (Singapore) Pte. Ltd.             Singapore
      Levi Strauss South Africa                      South Africa
      Levi Strauss (Suisse) S.A.                     Switzerland
      Levi Strauss Trading Limited Liability
       Company                                       Hungary

      Levi Strauss (U.K.) Ltd.                       United Kingdom
      Levi Strauss de Venezuela, C.A.*               Venezuela
      Saddleman South America, Inc.                  Delaware
      Silvergrove Limited*                           Hong Kong
      Soumen Levi Strauss OY                         Finland


*In process of liquidation

All subsidiaries of the Company are 100% owned (except as noted) and are included in the consolidated financial statements. Indirect subsidiaries are noted by indention.